Exhibit 99.1

Online Automotive Retailer Vroom Successfully Completes Acquisition

of United Auto Credit Corporation

Transformational Acquisition marks the first step in the development of

Vroom's captive finance arm

NEW YORK, NY (February 1, 2022) -- Vroom (NASDAQ: VRM), an innovative ecommerce platform that offers a better way to buy and sell used vehicles, today announced the successful completion of its acquisition of United Auto Credit Corporation (UACC), a proven leader in automotive finance. The acquisition accelerates Vroom’s strategy of establishing a captive finance arm to support sales growth, improve unit economics and create long-term value for Vroom’s shareholders.

The deal also welcomes over 500 UACC employees including Jim Vagim, Co-President and Chief Executive Officer, who will continue to operate and expand UACC’s third party finance business, which currently features an impressive network of over 8,000 dealership partners, and Ravi Gandhi, Co-President and Chief Financial Officer, who will play a leading role in developing Vroom’s captive finance arm. The integration of UACC’s non-prime lending capabilities will enable even more consumers to seamlessly transact on Vroom’s platform as they look to purchase their next vehicle without ever leaving home.

“Building out a captive finance business that allows us to service customers across the credit spectrum is an integral part of our commitment to providing an end-to-end ecommerce solution to our customers and creates significant potential for both enhancing aggregate gross profit and improving customer satisfaction,” said Paul Hennessy, Chief Executive Officer at Vroom. “By integrating an automotive lender like UACC, with rich expertise in the non-prime space, Vroom will be able to serve a broader portion of the customer base. We believe this will translate to greater efficiency on our marketing efforts and allow us to scale the business faster.”

With a 25-year history in the non-prime auto finance market, UACC brings to Vroom a disciplined credit culture with a continuous improvement mindset, along with a strong reputation and AAA ratings in the securitization markets.

With the acquisition, UACC becomes an indirect wholly-owned subsidiary of Vroom and continues to operate under the UACC name. Vroom financed the purchase price through cash on hand and it is expected to immediately be accretive to Vroom’s earnings.

Advisors

Wells Fargo Securities, LLC served as exclusive financial advisor and Simpson Thacher & Bartlett LLP served as legal advisor to Vroom. Raymond James & Associates, Inc. served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to UACC.

About Vroom, Inc.:

Vroom is an innovative, end-to-end ecommerce platform designed to offer a better way to buy and a better way to sell used vehicles. The company's scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and at-home pick-up and delivery. Vroom has offices in New York, Houston and Detroit and also operates the Texas Direct Auto brand. For more information, visit vroom.com.

About United Auto Credit Corporation:

UACC is a leading, nationwide technology-enabled non-prime auto lender serving the independent dealer market. UACC has made significant investments in developing proprietary technology that has enabled it to adapt to the ever-changing market, scale efficiently and generate operating leverage. UACC has a best-in-class management team committed to excellent service and creating value for its employees, customers and dealer partners. UACC is based in Newport Beach, CA, Ft. Worth, TX and Buffalo, NY. For more information, visit unitedautocredit.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations and the impact of the UACC acquisition. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2020 and our Quarterly report on Form 10-Q for the quarter ended September 30, 2021, which are available on our Investor Relations website at ir.vroom.com and on the U.S. Securities and Exchange Commission’s website at sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

Investor Relations:

Vroom

Allen Miller

investors@vroom.com